ADDENDUM "A"
Addendum to Licensing Agreement

This is an addendum dated 25 July, 2017 to  a  Licensing  Agreement  ("Agreement") dated and amended on June 1, 2017 wherein AGHWA, LLC, ("Licensor"), agrees to License and Cannabis Leaf, Inc. ("Licensee"), agrees to the following revised terms.

Whereas the Parties desire to complete the Licensing arrangement agreed to on 4th May, 2017, revised on 1 June, 2017; and

Whereas Cannabis Leaf, Inc. has requested a restated schedule of payment;
Therefore, the Parties agree to modify the following section(s) of the Agreement:

Section 10. Consideration
a)
Licensee shall pay to Licensor an aggregate total $2,300,000 USD ("Financing"), comprised of payments along the following schedule on or before the dates indicated below now referred to as the Financing Schedule:

30 April, 2017	$25,000.00	PAID
16 May, 2017	$9,800.00	PAID
2 June, 2017	$15,200.00	PAID
5 June, 2017	$10,000.00	PAID
24 July, 2017	$10,000.00
27 July, 2017	$35,000.00
10 August, 2017	$50,000.00
25 August, 2017	$255,000.00
14 September, 2017	$300,000.00
28 September, 2017	$850,000.00
26 October, 2017	$800,000.00
TOTAL	$2,300,000.00

b)	The Licensor will receive 100,000 restricted common shares of the Licensee on the closing of this Agreement;
c)
The Licensor will receive an additional 100,000 restricted common shares of the Licensee if at any time after August 25, 2017, the Licensee within 15 days is unable to make the Financing payment as outlined in the Financing Schedule;

Initials:               Licensor              Licensee

d)	If the Licensee after August 25, 2017 fails to make consecutive payments as outlined in Financing Schedule, the Licensee is to pay the Licensor and additional $25,000 as penalty;
e)	The Licensee and Licensor are desirous and to enter into other agreement (s) within 30 days after the filing of the Super 8-K;

f)	For scheduled payments after August 20, the Licensee will use its best commercial efforts in securing the scheduled Financing. The Financing is also subject to market conditions;

g)	For Payments originating from North America, Licensee shall provide to Licensor confirmation of payment details 3 days prior to due date; and

h)	For Payments not originating in North America, Licensee agrees to provide to Licensor confirmation of payment details 5 days prior to due date.

This ADDENDUM "A" Addendum to Licensing Agreement and the Licensing Agreement are merely evidences the intention of the parties hereto and subject to the negotiation and execution of other Agreement(s) on or before August 31, 2017.

The foregoing terms of this Addendum accurately reflect the Parties understanding of their negotiations and agreement in principle as at the date hereof,

The Agreement shall remain in full force and effect except as expressly modified herein and is affirmed and agreed to this 25st  day of July, 2017

AGHWA, LLC:	Cannabis Leaf, Inc.

By: /s/Jake George	By: /s/ Jason Sakowski

Jake George Its: President	Its:

Date: July 25, 2017	Date: July 25, 2017

Initials:               Licensor              Licensee